Exhibit 99.1

Sterling Financial Corporation of Spokane, Washington, Announces Executive Appointments

William L. Eisenhart Elected Chairman of the Board

J. Gregory Seibly Promoted to Acting Chief Executive Officer

Ezra A. Eckhardt Promoted to Acting President of Sterling Savings Bank

SPOKANE, Wash.--(BUSINESS WIRE)--October 14, 2009--Sterling Financial Corporation (NASDAQ: STSA), the bank holding company of Sterling Savings Bank and Golf Savings Bank, today announced the appointment of Sterling Financial Corporation director William L. Eisenhart as non-executive chairman of its board of directors. It also announced the promotion of J. Gregory “Greg” Seibly to acting president and chief executive officer of Sterling Financial Corporation and the promotion of Ezra A. Eckhardt to acting chief operating officer of Sterling Financial Corporation.

Mr. Seibly, 46, was also named acting chief executive officer of Sterling Savings Bank and acting chief executive officer of Golf Savings Bank. Mr. Eckhardt, 39, was also promoted to acting president of Sterling Savings Bank. In addition, Donn C. Costa, 47, was promoted from executive vice president to acting president of Golf Savings Bank.

Mr. Seibly, Mr. Eckhardt and Mr. Costa have assumed the full responsibilities of their roles, effective immediately. They will serve as acting executives until their appointments receive final approval from Sterling's regulators, who have been informed of the appointments.

Mr. Eisenhart, 57, has served as an independent member of Sterling's board and chair of its audit committee. Mr. Seibly joined Sterling Savings Bank in 2007 and has served as its president. Mr. Eckhardt joined Sterling Savings Bank in 2004 and has served as its executive vice president and chief operating officer.

"The board is committed to taking the actions necessary to respond to the challenges that face Sterling and many other banks in the Pacific Northwest. As a crucial next step, the board is bringing in a new generation of management to lead the efforts to strengthen Sterling’s capital and liquidity positions, work through our problem loans and put into place processes to improve credit quality going forward," said Mr. Eisenhart.

“Greg is the right person to navigate this difficult economic environment and lead our efforts to position the bank safely for future prosperity. Since joining Sterling, Greg has put into place a successful deposit strategy that is enhancing the bank's liquidity and lowering the bank's cost of funding, and he has built on our traditions of Hometown Helpful® customer service,” continued Mr. Eisenhart.

Mr. Eisenhart also announced the departure of Harold B. Gilkey, 70, who co-founded Sterling in 1983, from his roles as chairman of the board, president and chief executive officer of Sterling Financial Corporation, as a director of Sterling Savings Bank, and as chief executive officer and a director of Golf Savings Bank. Mr. Eisenhart also announced the departure of Heidi B. Stanley, 53, from her positions as chairman of the board and chief executive officer of Sterling Savings Bank and from the board of Sterling Savings Bank. Ms. Stanley joined Sterling in 1985 and served as chief executive officer of Sterling Savings Bank since 2008 and as its chairman since 2009.

“Harold did what many banking executives strive to do but few accomplish. He created a successful, customer-focused regional banking franchise,” said Mr. Eisenhart. “Heidi played a central role in the growth of Sterling and was responsible for developing a core of highly experienced bankers who today are providing superior service in communities across the bank’s five-state footprint,” Mr. Eisenhart added.

About William L. Eisenhart

William Eisenhart, 57, has served as a director of Sterling Financial Corporation since January 2004 and is chair of the board's audit committee. He serves as an independent financial consultant to privately held and publicly traded companies on investment banking matters. Previously, Mr. Eisenhart was a managing director at Dain Bosworth, Inc., in Seattle; a partner in corporate finance for Cable Howse & Ragen in Seattle; and vice president of corporate finance at Goldman, Sachs & Co. in New York. Currently, he serves as a member of the Finance Committee of the YMCA of Greater Seattle, and is co-chair of the Schools and the Scholarship Committee of the Harvard Club of Seattle. Mr. Eisenhart received a bachelor’s degree from Harvard College and an MBA from the University of Chicago.

About J. Gregory “Greg” Seibly

Greg Seibly, 46, was appointed president of Sterling Savings Bank in January 2009. He joined Sterling in 2007 as executive vice president and chief production officer with more than 20 years of experience in the financial industry. Before joining Sterling, Mr. Seibly was the president of U.S. Bank – California. He has also held executive-level positions in commercial banking at Wells Fargo Bank and in healthcare finance at Bank of America. Mr. Seibly currently serves on the executive board of the Boy Scouts of America – Inland Northwest Council and the board of the United Way of Greater Spokane. He received his bachelor’s degree in business administration and finance from Indiana University.

About Ezra A. Eckhardt

Ezra Eckhardt, 39, was appointed executive vice president and chief operating officer of Sterling Savings Bank in January 2009 and served as chief administrative officer. He joined Sterling in August 2004. His prior experience includes general management, operations, leadership and continuous improvement work at Microsoft, Honeywell and the U.S. Army. Mr. Eckhardt is an adjunct professor at the Gonzaga University Graduate School of Business, a member of the Greater Spokane Incorporated Higher Education Leadership Group, and a member of the board of directors for the Spokane affiliate of Habitat for Humanity. He is a distinguished graduate of the U.S. Military Academy at West Point. Eckhardt also has earned an MBA from Gonzaga University and has advanced training in applied statistics from the Rochester Institute of Technology.

About Donn C. Costa

Mr. Costa, 47, was appointed executive vice president of Golf Savings Bank in July 2006, when it was acquired by Sterling Financial Corporation. Prior to the acquisition, Mr. Costa was president of Lynnwood Financial Corporation, the parent company of Golf Savings Bank. He is a member of Golf Savings Bank’s Asset & Liability and Personnel & Lending Committees. Mr. Costa is currently on the Seattle Mortgage Bankers Association board of directors and the board of the Washington Mortgage Lenders Association. He received a Bachelor’s degree in Business Administration from Washington State University in 1985.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of June 30, 2009, Sterling Financial Corporation had assets of $12.40 billion and operated more than 175 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling's website at www.sterlingfinancialcorporation-spokane.com.

Forward-Looking Statements

This release contains forward-looking statements, which are not historical facts and pertain to Sterling's future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts. When used in this release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include, but are not limited to: the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

CONTACT:
Investors:
Sterling Financial Corporation
Daniel G. Byrne, EVP/Chief Financial Officer, 509-458-3711
or
Media:
Sterling Savings Bank
Cara Coon, VP/Communications Manager, 509-626-5348
or
Deborah L. Wardwell, CFA, VP/Investor Relations Director, 509-354-8165